Exhibit 99.1

**For Immediate Release**

For more information, contact: Joseph W. Kiley III, President and Chief Executive Officer Rich Jacobson, Executive Vice President and Chief Financial Officer (425) 255-4400

           First Financial Northwest, Inc.

Reports Fourth Quarter Net Income of $2.1 Million or $0.16 Per Diluted Share and

$9.2 Million or $0.67 Per Diluted Share for the Year Ended December 31, 2015

Renton, Washington – January 28, 2016 - First Financial Northwest, Inc. (the “Company”) (NASDAQ GS: FFNW), the holding company for First Financial Northwest Bank (the “Bank”), today reported net income for the quarter ended December 31, 2015, of $2.1 million, or $0.16 per diluted share, compared to net income of $2.4 million, or $0.18 per diluted share, for the quarter ended September 30, 2015, and $2.9 million, or $0.20 per diluted share, for the fourth quarter in 2014. For the year ended December 31, 2015, net income was $9.2 million or $0.67 per diluted share, compared to $10.7 million or $0.71 per diluted share for the year ended December 31, 2014.

A recapture of the provision for loan losses continued to contribute significantly to net income. Specifically, the Company recognized a $900,000 recapture of provision for loan losses in the quarter ended December 31, 2015, compared to a recapture of $700,000 in the quarter ended September 30, 2015, and a recapture of $1.2 million in the quarter ended December 31, 2014. For the year ended December 31, 2015, the recapture of the provision for loan losses totaled $2.2 million compared to $2.1 million in the prior year. These recaptures were due primarily to the continued credit quality improvement of the Company’s loan portfolio and recoveries of amounts previously charged-off received during the past two years.

“The improvement in the credit quality of the Company’s loan portfolio continued in 2015, with nonperforming assets as a percentage of total assets declining to 0.48% at December 31, 2015, from 1.13% one year earlier and nonperforming loans as a percentage of total loans, net of undisbursed funds, declining to 0.16% at December 31, 2015, from 0.20% at December 31, 2014. With these improvements, the Company’s Allowance for Loan and Lease Losses as a percent of total loans, net of undisbursed funds, declined to 1.36% at December 31, 2015, from 1.55% at December 31, 2014,” stated Joseph W. Kiley III, President and Chief Executive Officer.

“In addition to these credit quality improvements, we were able to grow the balance sheet in 2015, with net loans receivable increasing to $685.1 million at December 31, 2015, compared to $663.9 million at December 31, 2014. On the liability side of the balance sheet, interest bearing deposits increased to $646.0 million and noninterest bearing deposits increased 105% to $29.4 million at December 31, 2015, compared to $599.8 million and $14.4 million, respectively, at December 31, 2014,” continued Kiley.

“We previously reported additional significant accomplishments in 2015, including our conversion to an improved core data processor, changing the Bank’s name to First Financial Northwest Bank and the opening of our first branch office in Mill Creek, Washington. I am pleased to report that the Mill Creek office finished 2015 with $6.3 million in core deposits in its first four months of operation, thanks to the efforts of our team of experienced bankers in that market. In the first quarter of 2016, we intend to continue this strategy with our plan to open an additional office in Edmonds, Washington. This new branch office will utilize the same strategy we used in our Mill Creek, Washington location, utilizing an efficient design, improved technology, and a team of experienced bankers in our effort to increase core deposits and leverage our expertise while managing expenses appropriately as we expand,” concluded Kiley.

Highlights for the quarter ended December 31, 2015:

•
We repurchased 364,054 shares of our common stock during the quarter under the share repurchase plan approved by the Board in October 2015, at an average price of $12.61 per share. The share repurchase plan authorized the repurchase of 1.4 million shares through April 27, 2016.

•	The Company’s book value per share at December 31, 2015, increased to $12.40 from $12.32 at September 30, 2015, and $11.96 at December 31, 2014.

•
The Bank’s Tier 1 leverage and total risk-based capital ratios at December 31, 2015, were 11.6% and 17.6%, respectively, compared to 11.7% and 17.8% at September 30, 2015, and 11.8% and 19.6% at December 31, 2014. The year over year decline was primarily related to asset growth during the year ended December 31, 2015.

Based on management’s evaluation of the adequacy of the Allowance for Loan and Lease Losses (“ALLL”), there was a $900,000 recapture of provision for loan losses for the quarter ended December 31, 2015. The following items contributed to this recapture during the quarter:

•	The Company received recoveries of amounts previously charged off totaling $217,000. These recoveries, combined with no charge-offs during the quarter, contributed to its ALLL balances.

•	Delinquent loans (loans over 30 days past due) decreased to $1.3 million at December 31, 2015, compared to $3.5 million at September 30, 2015, and $4.4 million at December 31, 2014.

•	Nonperforming loans decreased to $1.1 million at December 31, 2015, compared to $2.4 million at September 30, 2015, and $1.3 million at December 31, 2014.

•	Nonperforming loans as a percentage of total loans remained low at 0.16% at December 31, 2015, compared to 0.35% at September 30, 2015, and 0.20 % at December 31, 2014.

The ALLL represented 872% of nonperforming loans and 1.36% of total loans receivable, net of undisbursed funds, at December 31, 2015, compared to 418% and 1.48%, respectively, at September 30, 2015, and 784% and 1.55%, respectively, at December 31, 2014.

Nonperforming assets totaled $4.7 million at December 31, 2015, compared to $6.7 million at September 30, 2015, and $10.6 million at December 31, 2014. The decline in the Company’s nonperforming assets during these periods was primarily due to sales of Other Real Estate Owned (“OREO”) along with payoffs of nonperforming loans received during the year.

The following table presents a breakdown of our nonperforming assets:

	Dec 31,	Sep 30,	Dec 31,	Three Month	One Year
	2015	2015	2014	Change	Change
	(Dollars in thousands)
Nonperforming loans:
One-to-four family residential	$996	$655	$830	$341	$166
Multifamily	-	1,683	-	(1,683)	-
Commercial real estate	-	-	434	-	(434)
Consumer	89	91	75	(2)	14
Total nonperforming loans	1,085	2,429	1,339	(1,344)	(254)

OREO	3,663	4,235	9,283	(572)	(5,620)

Total nonperforming assets (1)	$4,748	$6,664	$10,622	$(1,916)	$(5,874)

Nonperforming assets as a
percent of total assets	0.48%	0.68%	1.13%

(1)
The difference between nonperforming assets reported above, and the totals reported by other industry sources, is due to their inclusion of all Troubled Debt Restructured Loans ("TDRs") as nonperforming loans, although 99.7% of our TDRs were performing in accordance with their restructured terms at December 31, 2015. The remaining 0.3% of TDRs that were nonperforming at December 31, 2015, are reported above as nonperforming loans. For the quarters ended September 30, 2015 and December 31, 2014, all of our TDRs were performing in accordance with their restructured terms.

The following table presents a breakdown of our OREO by county and property type at December 31, 2015:

	County			Total	Number of	Percent of
	Pierce	Kitsap	All Other	OREO	Properties	Total OREO
			(Dollars in thousands)
OREO:
Commercial real estate (1)	$2,048	$755	$687	$3,490	6	95.3%
Construction/land development	173	-	-	173	1	4.7

Total OREO	$2,221	$755	$687	$3,663	7	100.0%

(1) Of the six properties classified as commercial real estate, three are office/retail buildings, and three are undeveloped lots.

OREO decreased to $3.7 million at December 31, 2015, compared to $4.2 million at September 30, 2015, and $9.3 million at December 31, 2014, as sales and write-downs of OREO exceeded transfers of properties into OREO during the quarter and the preceding 12 months. We continue to actively market our OREO properties in an effort to minimize holding costs.

In circumstances where a customer is experiencing significant financial difficulties, the Bank may elect to restructure the loan so the customer can continue to make payments while minimizing the potential loss to the Bank. Such restructures must often be classified as TDRs.

The following table presents a breakdown of our TDRs:
	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014	Three Month Change	One Year Change
	(Dollars in thousands)
Nonperforming TDRs:
One-to-four family residential	$131	$-	$-	$131	$131

Total nonperforming TDRs	$131	$-	$-	$131	$131

Performing TDRs:
One-to-four family residential	$35,099	$37,221	$42,908	$(2,122)	$(7,809)
Multifamily	1,594	1,602	2,172	(8)	(578)
Commercial real estate	5,392	7,740	9,118	(2,348)	(3,726)
Consumer	43	43	43	-	-

Total performing TDRs	42,128	46,606	54,241	(4,478)	(12,113)

Total TDRs	$42,259	$46,606	$54,241	$(4,347)	$(11,982)

% TDRs classified as performing	99.7%	100.0%	100.0%

Net interest income remained relatively unchanged at $7.7 million for both the fourth and third quarters of 2015, compared to $8.0 million in the fourth quarter of 2014. Net interest income for the year ended December 31, 2015, was $30.4 million compared to $32.4 million in 2014. These decreases were largely due to a decline in the yield on our loan portfolio as loans originated in this low-interest rate environment were at rates lower than the rates on loans being repaid; excess liquidity in the form of low yielding interest-earning deposits; and increased interest expenses due to an increase in interest-bearing deposits and higher interest costs associated with acquiring longer term brokered deposits as part of our interest rate risk management efforts.

Interest income totaled $9.5 million during the quarter ended December 31, 2015, compared to $9.4 million in the quarter ended September 30, 2015, and $9.6 million in the quarter ended December 31, 2014. The increase in the quarter ended December 31, 2015, compared to the quarter ended September 30, 2015, related to growth in average balances in loans outstanding, including continued growth in construction lending, and an increase in balances in the Bank’s investment securities portfolio. For the year ended December 31, 2015, interest income totaled $37.2 million compared to $38.7 million in 2014. This decline was due in large part to repayments received on higher yielding loans throughout 2015, resulting in a decline in the Company’s average balances of loans receivable and a decline in our loan portfolio yield compared to the prior year.

Interest expense increased to $1.8 million for the quarter ended December 31, 2015, compared to $1.7 million for the quarter ended September 30, 2015, and $1.6 million for the quarter ended December 31, 2014. These quarterly increases are primarily the result of increasing levels of average interest bearing liabilities outstanding each quarter, compared to the prior quarters. Interest expense for the year ended December 31, 2015, totaled $6.8 million, compared to $6.2 million in 2014. Brokered deposits averaged $64.9 million during 2015, versus $15.9 million during 2014. This higher level of brokered deposits contributed to the increase interest expense in each quarter of 2015. These brokered deposits were obtained with maturities ranging from three to six years in an effort to help mitigate the Bank’s interest rate risk in a rising rate environment. This interest rate risk protection comes at a cost to current earnings as the rates paid on these longer term deposits are higher than shorter term deposit rates.

Our net interest margin was 3.33% for the quarter ended December 31, 2015, compared to 3.38% for the quarter ended September 30, 2015, and 3.61% for the quarter ended December 31, 2014.  For the year ended December 31, 2015, net interest margin was 3.38% compared to 3.77% in 2014. These declines, as discussed above, were due in large part to repayments received on higher yielding loans, the acquisition of higher cost brokered deposits, and the low yields received from the large amount of interest earning deposits we hold. Repayments on loans were higher than anticipated during the year ended December 31, 2015, resulting in a relatively high balance of interest earning deposits throughout the year.

Noninterest income for the quarter ended December 31, 2015, totaled $384,000, compared to $447,000 in the quarter ended September 30, 2015, and $156,000 in the quarter ended December 31, 2014. The decline in the quarter ended December 31, 2015, compared to the quarter ended September 30, 2015, related to higher levels of net gains on sales of investments and increased income on legacy Bank Owned Life Insurance (“BOLI”) policies in the previous quarter. These declines were partially offset by an increase in other noninterest income, including an increase in income from our wealth management services to $119,000 in the quarter ended December 31, 2015, compared to $42,000 in the quarter ended September 30, 2015. For the year ended December 31, 2015, noninterest income totaled $1.3 million, compared to $498,000 in 2014. The primary contributor to the increase in noninterest income in the year ended December 31, 2015, compared to the year ended December 31, 2014, was the increased income relating to the purchase of $20.0 million in BOLI in April 2015, along with the introduction of the wealth management services during the second quarter of 2015.

Noninterest expense for the quarter ended December 31, 2015, decreased to $5.3 million from $5.4 million in the quarter ended September 30, 2015, compared to $4.8 million during the quarter ended December 31, 2014. Increases in salaries and employee benefits, occupancy expenses related to the Bank’s growth strategy, the opening of a new branch office in Mill Creek, Washington, and expenses related to the conversion to an improved core data processor, were largely offset by decreases in most other noninterest expenses, including other general and administrative expenses due to a reduction in the reserve for unfunded commitments during the fourth quarter. For the year ended December 31, 2015, noninterest expense totaled $19.9 million, compared to $18.5 million in the prior year. Significant contributing factors to the increased expenses during the year included costs relating to the core data processor conversion, the opening of the Mill Creek, Washington branch office, name change related expenses, and increased compensation expense relating to the growth of the Company. These increased expenses were partially offset by net gains relating to OREO totaling $484,000, compared to net expenses relating to OREO of $669,000 for the prior year.

First Financial Northwest, Inc. is the parent company of First Financial Northwest Bank; a Washington State chartered stock savings bank headquartered in Renton, Washington, serving the Puget Sound Region through its two full-service banking offices. During the third quarter of 2015, the Bank changed its name from First Savings Bank Northwest in an effort to communicate that it is more than just a ‘savings’ bank. We are a part of the ABA NASDAQ Community Bank Index. For additional information about us, please visit our website at www.ffnwb.com and click on the “Investor Relations” section.

Forward-looking statements:

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission - which are available on our website at www.ffnwb.com and on the SEC's website at www.sec.gov.

Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2016 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

Assets	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014	Three Month Change	One Year Change

Cash on hand and in banks	$5,713	$5,435	$5,920	5.1%	(3.5)%
Interest-earning deposits	99,998	116,919	98,129	(14.5)	1.9
Investments available-for-sale, at fair value	129,565	125,897	120,374	2.9	7.6
Loans receivable, net of allowance of $9,463, $10,146, and $10,491, respectively	685,072	674,820	663,938	1.5	3.2
Premises and equipment, net	17,707	17,515	16,734	1.1	5.8
Federal Home Loan Bank ("FHLB") stock, at cost	6,137	6,537	6,745	(6.1)	(9.0)
Accrued interest receivable	2,968	3,072	3,265	(3.4)	(9.1)
Deferred tax assets, net	4,556	5,216	8,338	(12.7)	(45.4)
Other real estate owned ("OREO")	3,663	4,235	9,283	(13.5)	(60.5)
Bank owned life insurance ("BOLI"), net	23,309	23,145	2,776	0.7	739.7
Prepaid expenses and other assets	1,225	1,278	1,495	(4.1)	(18.1)
Total assets	$979,913	$984,069	$936,997	(0.4)%	4.6%

Liabilities and Stockholders' Equity

Deposits
Noninterest-bearing deposits	$29,392	$30,081	$14,354	(2.3)%	104.8%
Interest-bearing deposits	646,015	634,986	599,773	1.7	7.7
Total deposits	675,407	665,067	614,127	1.6	10.0
Advances from the FHLB	125,500	135,500	135,500	(7.4)	(7.4)
Advance escrow payments from borrowers	1,794	2,939	1,707	(39.0)	5.1
Accrued interest payable	135	142	142	(4.9)	(4.9)
Other liabilities	6,404	5,466	4,109	17.2	55.9
Total liabilities	$809,240	$809,114	$755,585	0.0%	7.1%

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	$-	$-	$-	n/a	n/a
Common stock, $0.01 par value; authorized 90,000,000 shares; issued and outstanding 13,768,814 shares at Dec 31, 2015; 14,199,677 at Sep 30, 2015; and15,167,381 at Dec 31, 2014	138	142	151	(2.8)%	(8.6)%
Additional paid-in capital	136,338	141,625	153,395	(3.7)	(11.1)
Retained earnings, substantially restricted	42,892	41,543	36,969	3.2	16.0
Accumulated other comprehensive loss, net of tax	(1,077)	(455)	(357)	136.7	201.7
Unearned Employee Stock Ownership Plan ("ESOP") shares	(7,618)	(7,900)	(8,746)	(3.6)	(12.9)
Total stockholders' equity	170,673	174,955	181,412	(2.4)	(5.9)
Total liabilities and stockholders' equity	$979,913	$984,069	$936,997	(0.4)%	4.6%

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)

	Quarter Ended
	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014	Three Month Change	One Year Change
Interest income
Loans, including fees	$8,680	$8,698	$9,010	(0.2)%	(3.7)%
Investments available-for-sale	657	578	544	13.7	20.8
Interest-earning deposits with banks	78	67	50	16.4	56.0
Dividends on FHLB stock	49	15	2	226.7	2350.0
Total interest income	9,464	9,358	9,606	1.1	(1.5)
Interest expense
Deposits	1,462	1,369	1,285	6.8	13.8
FHLB advances	310	325	324	(4.6)	(4.3)
Total interest expense	1,772	1,694	1,609	4.6	10.1
Net interest income	7,692	7,664	7,997	0.4	(3.8)
Recapture of provision for loan losses	(900)	(700)	(1,200)	28.6	(25.0)
Net interest income after recapture of provision for loan losses	8,592	8,364	9,197	2.7	(6.6)

Noninterest income
Net gain on sale of investments	7	85	-	(91.8)	n/a
BOLI income	164	213	22	(23.0)	645.5
Other	213	149	134	43.0	59.0
Total noninterest income	384	447	156	(14.1)	146.2

Noninterest expense
Salaries and employee benefits	3,787	3,488	3,294	8.6	15.0
Occupancy and equipment	401	387	346	3.6	15.9
Professional fees	347	472	332	(26.5)	4.5
Data processing	236	176	194	34.1	21.6
Net (gain) loss on sale of OREO property	5	-	(6)	n/a	(183.3)
OREO market value adjustments	36	-	45	n/a	(20.0)
OREO related expenses (income), net	(16)	24	2	(166.7)	(900.0)
Regulatory assessments	119	119	112	0.0	6.3
Insurance and bond premiums	89	89	96	0.0	(7.3)
Marketing	21	103	20	(79.6)	5.0
Other general and administrative	308	523	334	(41.1)	(7.8)
Total noninterest expense	5,333	5,381	4,769	(0.9)	11.8
Income before federal income tax provision	3,643	3,430	4,584	6.2	(20.5)
Federal income tax provision	1,526	984	1,644	55.1	(7.2)
Net income	$2,117	$2,446	$2,940	(13.5)%	(28.0)%

Basic earnings per share	$0.16	$0.18	$0.20
Diluted earnings per share	$0.16	$0.18	$0.20
Weighted average number of common shares outstanding	12,961,238	13,372,573	14,287,939
Weighted average number of diluted shares outstanding	13,115,562	13,528,322	14,421,592

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)

	Year Ended December 31,
	2015	2014	2013
Interest income
Loans, including fees	$34,612	$36,280	$36,207
Investments available-for-sale	2,242	2,287	2,250
Interest-earning deposits with banks	274	115	79
Dividends on FHLB stock	69	7	3
Total interest income	37,197	38,689	38,539
Interest expense
Deposits	5,478	5,063	6,794
FHLB advances	1,273	1,178	732
Total interest expense	6,751	6,241	7,526
Net interest income	30,446	32,448	31,013
Recapture of provision for loan losses	(2,200)	(2,100)	(100)
Net interest income after recapture of provision for loan losses	32,646	34,548	31,113

Noninterest income
Net gain (loss) on sale of investments	92	(20)	(38)
BOLI income	533	123	140
Other	654	395	789
Total noninterest income	1,279	498	891

Noninterest expense
Salaries and employee benefits	13,940	11,987	13,966
Occupancy and equipment	1,440	1,365	1,384
Professional fees	1,631	1,540	1,619
Data processing	759	662	662
Net (gain) loss on sale of OREO property	(526)	86	(1,112)
OREO market value adjustments	41	393	403
OREO related expenses, net	1	190	601
Regulatory assessments	470	396	693
Insurance and bond premiums	359	401	518
Proxy contest and related litigation	-	-	106
Marketing	211	97	104
Prepayment penalty on FHLB advances	-	-	679
Other general and administrative	1,552	1,386	1,459
Total noninterest expense	19,878	18,503	21,082
Income before federal income tax provision	14,047	16,543	10,922
Federal income tax provision	4,887	5,856	(13,543)
Net income	$9,160	$10,687	$24,465

Basic earnings per share	$0.67	$0.72	$1.47
Diluted earnings per share	$0.67	$0.71	$1.46
Weighted average number of common shares outstanding	13,528,393	14,747,086	16,580,882
Weighted average number of diluted shares outstanding	13,685,982	14,887,198	16,609,867

The following table presents a breakdown of our loan portfolio (unaudited):

	Dec 31, 2015		Dec 31, 2014
	Amount	Percent	Amount	Percent
	(Dollars in thousands)
One-to-four family residential:
Permanent owner occupied	$147,229	19.6%	$161,013	22.9%
Permanent non-owner occupied	106,543	14.2	112,180	15.9
Construction non-owner occupied	-	-	500	0.1
	253,772	33.8	273,693	38.9

Multifamily:
Permanent	122,747	16.3	116,014	16.5
Construction	21,115	2.8	4,450	0.6
	143,862	19.1	120,464	17.1
Commercial real estate:
Permanent	244,211	32.5	239,211	34.0
Construction	-	-	6,100	0.9
Land	8,290	1.1	2,956	0.4
	252,501	33.6	248,267	35.3
Construction/land development: (1)
One-to-four family residential	52,233	7.0	19,860	2.8
Multifamily	25,551	3.4	17,902	2.5
Commercial	-	-	4,300	0.6
Land development	8,768	1.2	8,993	1.3
	86,552	11.6	51,055	7.2

Business	7,604	1.0	3,783	0.5
Consumer	6,979	0.9	7,130	1.0
Total loans	751,270	100.0%	704,392	100.0%
Less:
Loans in Process ("LIP")	53,854		27,359
Deferred loan fees, net	2,881		2,604
ALLL	9,463		10,491
Loans receivable, net	$685,072		$663,938

(1)
Excludes construction loans that will convert to permanent loans. The Company considers these loans to be "rollovers" in that one loan is originated for both the construction loan and permanent financing. These loans are classified according to the underlying collateral categories in the table above instead of in the construction/land development category. At December 31, 2015, and December 31, 2014, $8.3 million and $3.0 million, respectively, of land loans were not included in the construction/land development category because the Company classifies raw land or buildable lots (where it does not intend to finance the construction) as commercial real estate land loans.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures
	At or For the Quarter Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2015	2015	2015	2015	2014
	(Dollars in thousands, except per share data)
Performance Ratios:
Return on assets	0.86%	1.01%	1.00%	0.96%	1.27%
Return on equity	4.87	5.50	5.28	4.94	6.73
Dividend payout ratio	36.86	33.33	35.29	37.97	24.42
Equity-to-assets ratio	17.42	17.78	18.80	18.93	19.36
Interest rate spread	3.18	3.22	3.26	3.23	3.46
Net interest margin	3.33	3.38	3.42	3.40	3.61
Average interest-earning assets to average interest- bearing liabilities	119.77	120.33	120.01	121.74	120.92
Efficiency ratio	66.04	66.34	61.50	56.35	58.49
Noninterest expense as a percent of average total assets	2.17	2.22	2.06	1.84	2.06
Book value per common share	$12.40	$12.32	$12.20	$12.10	$11.96

Capital Ratios: (1)
Tier 1 leverage ratio	11.61%	11.74%	11.70%	11.64%	11.79%
Common equity tier 1 capital ratio	16.36	16.57	17.26	17.33	n/a
Tier 1 capital ratio	16.36	16.57	17.26	17.33	18.30
Total capital ratio	17.62	17.83	18.52	18.59	19.56

Asset Quality Ratios: (2)
Nonperforming loans as a percent of total loans	0.16	0.35	0.36	0.39	0.20
Nonperforming assets as a percent of total assets	0.48	0.68	0.72	0.86	1.13
ALLL as a percent of total loans	1.36	1.48	1.58	1.54	1.55
ALLL as a percent of nonperforming loans	872.17	417.70	439.05	392.68	783.50
Net charge-offs (recoveries) to average loans receivable, net	(0.03)	(0.04)	(0.09)	(0.02)	-

Allowance for Loan Losses:
ALLL, beginning of the quarter	$10,146	$10,603	$10,508	$10,491	$11,660
Recapture of provision	(900)	(700)	(500)	(100)	(1,200)
Charge-offs	-	(22)	-	(340)	-
Recoveries	217	265	595	457	31
ALLL, end of the quarter	$9,463	$10,146	$10,603	$10,508	$10,491

Nonperforming Assets:
Nonperforming loans: (2) (3)
Nonaccrual loans	$954	$2,429	$2,415	$2,676	$1,339
Nonaccrual TDRs	131	-	-	-	-
Total nonperforming loans	1,085	2,429	2,415	2,676	1,339
OREO	3,663	4,235	4,416	5,575	9,283
Total nonperforming assets	$4,748	$6,664	$6,831	$8,251	$10,622

Performing TDRs	$42,128	$46,606	$47,606	$51,390	$54,241

(1) Capital ratios are for First Financial Northwest Bank only.
(2) Loans are reported net of undisbursed funds.
(3) There were no loans 90 days or more past due and still accruing interest.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures
	At or For the Year Ended December 31,
	2015	2014	2013	2012	2011
	(Dollars in thousands, except per share data)
Performance Ratios:
Return on assets	0.96%	1.17%	2.73%	0.27%	0.37%
Return on equity	5.15	5.85	13.12	1.47	2.36
Dividend payout ratio	35.57	27.73	8.11	0.00	0.00
Equity-to-assets	17.42	19.36	20.02	19.85	17.12
Interest rate spread	3.23	3.62	3.49	2.85	2.78
Net interest margin	3.38	3.77	3.68	3.08	3.01
Average interest-earning assets to average interest-bearing liabilities	120.45	121.15	121.77	118.12	113.33
Efficiency ratio	62.66	56.37	66.08	84.22	74.62
Noninterest expense as a percent of average total assets	2.07	2.03	2.36	2.54	2.29
Book value per common share	$12.40	$11.96	$11.25	$9.95	$9.64

Capital Ratios: (1)
Tier 1 leverage ratio	11.61%	11.79%	18.60%	15.79%	13.54%
Common equity tier 1 capital ratio	16.36	n/a	n/a	n/a	n/a
Tier 1 capital ratio	16.36	18.30	27.18	26.11	23.49
Total capital ratio	17.62	19.56	28.44	27.37	24.76

Asset Quality Ratios:
Nonperforming loans as a percent of total loans, net of undisbursed funds	0.16	0.20	0.59	3.42	3.28
Nonperforming assets as a percent of total assets	0.48	1.13	1.68	4.25	4.69
ALLL as a percent of total loans, net of undisbursed funds	1.36	1.55	1.91	1.89	2.29
ALLL as a percent of nonperforming loans, net of undisbursed funds	872.17	783.50	325.26	55.11	69.89
Net charge-offs (recoveries) to average loans receivable, net	(0.18)	0.06	(0.08)	1.07	1.39

Allowance for Loan Losses:
ALLL, beginning of the year	$10,491	$12,994	$12,542	$16,559	$22,534
Provision (recapture of provision)	(2,200)	(2,100)	(100)	3,050	4,700
Charge-offs	(362)	(642)	(1,596)	(9,591)	(11,025)
Recoveries	1,534	239	2,148	2,524	350
ALLL, end of the year	$9,463	$10,491	$12,994	$12,542	$16,559

Nonperforming Assets:
Nonperforming loans: (2) (3)
Nonaccrual loans	$954	$1,339	$3,027	$18,231	$18,613
Nonaccrual TDRs	131	-	968	4,528	5,079
Total nonperforming loans	1,085	1,339	3,995	22,759	23,692
OREO	3,663	9,283	11,465	17,347	26,044
Total nonperforming assets	$4,748	$10,622	$15,460	$40,106	$49,736

Performing TDRs	$42,128	$54,241	$60,170	$65,848	$66,225

(1) Capital ratios are for First Financial Northwest Bank only.
(2) Loans are reported net of undisbursed funds.
(3) There were no loans 90 days or more past due and still accruing interest.